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                                                                    EXHIBIT 28.1

                       ANNUAL STATEMENT AS TO COMPLIANCE

      The undersigned, Mark E. Elbaum, Senior Vice President - Finance of Aames Capital Corporation (the "Servicer"), in its capacity as Servicer under the following:

      Pooling and Servicing Agreement with respect to Registrant's Mortgage Pass-Through Certificates, Series 1996-A, dated March 1, 1996

      Pooling and Servicing Agreement with respect to Registrant's Mortgage Pass-Through Certificates, Series 1996-B, dated June 1, 1996

      Pooling and Servicing Agreement with respect to Registrant's Mortgage Pass-Through Certificates, Series 1996-C, dated September 1, 1996

Pooling and Servicing Agreement with respect to Registrant's Mortgage Pass-Through Certificates, Series 1996-D, dated December 1, 1996

Pooling and Servicing Agreement with respect to Registrant's Mortgage Pass-Through Certificates, Series 1997-A, dated March 1, 1997

Pooling and Servicing Agreement with respect to Registrant's Mortgage Pass-Through Certificates, Series 1997-B dated June 1, 1997 (collectively, the "Pooling and Servicing Agreements"), does hereby certify pursuant to Section
3.10 of the Pooling and Servicing Agreements that as of the date given below:

        (a) a review of the activities of the Servicer for the fiscal year ended June 30, 1997 and of its performance under the Pooling and Servicing Agreements has been made under my supervision, and

        (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Pooling and Servicing Agreements throughout such year.

      IN WITNESS WHEREOF, I have hereunto signed my name as of this 26th day of September, 1997.


                                          /s/ MARK E. ELBAUM
                                              ---------------
                                              Mark E. Elbaum
                                              Senior Vice President - Finance